Exhibit 21.1
Subsidiaries of Apergy Corporation

Subsidiary	Jurisdiction of Formation

Accelerated Production Systems Limited	England and Wales, United Kingdom
Ace Downhole, LLC	Delaware
Apergy (Delaware) Formation, Inc.	Delaware
Apergy Artificial Lift de México, S.A. de C.V.	Mexico
Apergy Artificial Lift International, LLC	Delaware
Apergy Artificial Lift Pty. Ltd	Australia
Apergy Artificial Lift S.A.	Argentina
Apergy Artificial Lift, LLC	Delaware
Apergy BMCS Acquisition Corp.	Delaware
Apergy Canada ULC	British Columbia, Canada
Apergy Egypt LLC	Egypt
Apergy Egypt (Kenya) Limited	Kenya
Apergy Energy Automation, LLC	Delaware
Apergy Energy India Private Limited	India
Apergy ESP Systems, LLC	Oklahoma
Apergy for Petroleum Services LLC	Egypt
Apergy Funding Corporation	Delaware
Apergy International Operations, Inc.	Delaware
Apergy Luxembourg S.à.r.l.	Luxembourg
Apergy Middle East LLC	Oman
Apergy Middle East Services LLC	Oman
Apergy Minority Luxembourg S.à.r.l.	Luxembourg
Apergy PCS Holding LLC	Delaware
Apergy Process Companies, LLC	Delaware
Apergy Process Systems, Inc.	Texas
Apergy Rods UK Limited	England and Wales, United Kingdom
Apergy S.A.	Argentina
Apergy UK Limited	England and Wales, United Kingdom
Apergy USA, Inc.	Delaware
Dover Canada ULC Dover Canada S.R.I.	British Columbia, Canada
Ener Tools S.A.	Argentina
Harbison-Fischer, Inc.	Delaware
Honetreat Company	California
Norris Rods, Inc.	Delaware
Norriseal-Wellmark, Inc.	Delaware
NPS Services, Inc.	Delaware
Oil Lift Technology Inc.	British Columbia, Canada
Oil Lift Technology S.A.S.	Colombia
Oil Lift Technology, Inc.	New Mexico
PCS Ferguson Canada Inc.	Alberta, Canada
PCS Ferguson, Inc.	Delaware

Pro Rod USA, Inc.	Delaware
Products Flange and Supply, Inc.	Texas
Pro-Rod Inc.	Alberta, Canada
Quartzdyne, Inc.	Delaware
Spirit Global Energy Solutions Canada Ltd.	Alberta, Canada
Spirit Global Energy Solutions, Inc.	Delaware
Theta Oilfield Services, Inc.	Delaware
UAC Corporation	Delaware
UPCO, Inc.	Oklahoma
US Synthetic Corporation	Delaware
Wellmark Holdings, Inc.	Delaware
Windrock, Inc.	Tennessee